Exhibit 10.4

                             FIRST SUPPLEMENT TO THE
                             KERR-McGEE CORPORATION
                            BENEFITS RESTORATION PLAN
                  AS AMENDED AND RESTATED EFFECTIVE MAY 1, 1999
           -----------------------------------------------------------
           (As it applies to Participants who were Participants in the
                  Oryx Energy Company Pension Restoration Plan
                            As of December 31, 1999)

(A)  Applicability of First Supplement
     ---------------------------------

     (1) This First Supplement to the Kerr-McGee Corporation Benefits Restoration Plan (the "First Supplement") forms a part of the Kerr-McGee Corporation Benefits Restoration Plan as in effect on and after May 1, 1999 ("Plan"). The provisions of this First Supplement shall apply only to those Participants who were Participants in the Oryx Energy Company Pension Restoration Plan ("Oryx Plan") as of December 31, 1999 ("Former Oryx Participants") who became Participants in the Plan effective January 1, 2000 (hereinafter referred to as "First Supplement Participants").


     (2) There shall be no duplication of benefits provided under the Plan and this First Supplement, and the actuarially equivalent benefits payable under one shall be inclusive of the actuarially equivalent benefits payable under the other unless specifically provided otherwise in the provisions of the Plan or this First Supplement.

     (3) All terms used in this First Supplement shall have the meanings assigned to them in the provisions of the Plan, unless a different meaning is plainly required by the context.


(B)  Merger of Oryx Plan into the Plan Effective January 1, 2000
     -----------------------------------------------------------

     (1) The Oryx Plan had previously been sponsored by Oryx Energy Company ("Oryx"). Oryx was merged with the Company effective February 26, 1999 (the "Merger"). Due to the Merger, the Company assumed the Oryx Plan and obligations thereunder including those to the Former Oryx Participants.

     (2) The Company believes that it would be in the best interest of the Oryx Plan, the Plan and the Participants therein that the Oryx Plan be merged and continued in the Plan effective January 1, 2000.

     (3) The effective date of the merger of the Oryx Plan into the Plan shall be January 1, 2000.

     (4) Upon merger of the Oryx Plan into the Plan effective January 1, 2000, there shall be no further benefit accruals pursuant to the terms of the Oryx Plan, and benefits for all First Supplement Participants shall accrue thereafter in accordance with the terms of the Plan. Following the merger, all benefits earned under the Oryx Plan prior to January 1, 2000, and benefits earned pursuant to the Plan from and after such date will be paid in accordance with the terms of the Plan and this First Supplement.


(C)  Benefits Applicable to First Supplement Participants
     ----------------------------------------------------

     (1) The term "Defined Benefit Plan" as applicable for a First Supplement Participant means the Kerr-McGee Corporation Retirement Plan or its successor plan or the Oryx Energy Company Retirement Plan prior to its merger with the Plan on January 1, 2000.

     (2) The Restored Defined Benefit Plan Benefit under the Plan accrued by a First Supplement Participant under Section 7 of the Oryx Plan as of January 1, 2000, immediately prior to the merger of the Oryx Plan with the Plan (hereinafter referred to as the "Oryx Plan Restored Benefit") will be paid at the same time as the benefits under the Defined Benefit Plan and in the form of a lump sum, subject to offset pursuant to Section 9 of the Oryx Plan, if applicable, regardless of the form of payment of the benefit under the Defined Benefit Plan. The amount of such lump sum will be determined as the actuarial equivalent of the Oryx Plan Restored Benefit. Such actuarial equivalency will be determined in the same manner as and on the same basis as the actuarial assumptions provided in the Defined Benefit Plan. The provisions of Section 6.1 of the Plan are not applicable to the Oryx Plan Restored Benefit of a First Supplement Participant.

     (3) Effective January 1, 2000, that portion, if any, of the Restored Defined Benefit Plan Benefit under the Plan payable to a First Supplement Participant that is in excess of the Participant's Oryx Plan Restored Benefit will be payable in accordance with Section 6.1 of the Plan.

     (4) Former Oryx Participants who were receiving or who were eligible to receive benefits from the Sun Company, Inc. Pension Restoration Plan and who were transferred to the Oryx Plan as of November 1, 1988, shall continue to receive or be eligible to receive their benefits under this Plan.


(D)  Right to Amend or Terminate First Supplement
     --------------------------------------------

     The provisions of Section 8.1 of the Plan with respect to amendment and termination thereof shall apply with equal force to this First Supplement.


     IN WITNESS WHEREOF, Kerr-McGee Corporation has, on its behalf and on behalf of its participating affiliates, caused this First Supplement to be executed by its duly authorized officers on the 10th day of January, 2001, effective as of January 1, 2000.


ATTEST:                                  KERR-McGEE CORPORATION



/s/ Don Hager                            By: /s/ John M. Rauh
------------------------------               -----------------------------------
Don Hager                                    John M. Rauh
Assistant Secretary                          Chairman of the Benefits Committee,
                                             Vice President and Treasurer